Exhibit 99.1

For more information:

Peter C. Wulff

Chief Financial Officer

Alphatec Spine, Inc.

(760) 494-6746

investorrelations@alphatecspine.com

Westwicke Partners

Lynn C. Pieper

(415) 202-5678

lynn.pieper@westwicke.com

ALPHATEC SPINE ANNOUNCES SECOND QUARTER 2010

REVENUE AND FINANCIAL RESULTS

- Revenue of $45.4 million; 55% growth over Q2 2009

Pro Forma Revenue Growth of 10% over 2Q 2009 and

12.5% Growth on a Constant Currency Basis -

CARLSBAD, Calif., August 5, 2010 – Alphatec Holdings, Inc. (Nasdaq: ATEC), the parent company of Alphatec Spine, Inc., a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, with a focus on treating conditions related to the aging spine, announced today financial results for the fiscal quarter ended June 30, 2010.

Second Quarter 2010 Financial Highlights

The Company completed the acquisition of Scient’x S.A. on March 26, 2010. For the second quarter 2010, the Company’s consolidated statement of operations and consolidated statement of cash flows include the operating results of Scient’x. Also in the second quarter 2010, the Company divested one of its Japanese subsidiaries, IMC Co. The Company is reporting IMC’s operating results as discontinued operations for all periods in 2010 and 2009. To present comparative revenue results, the Company is utilizing pro forma revenues. The Company’s pro forma revenues include revenues for Scient’x for all periods in 2010 and 2009 and do not include revenues for IMC for all periods in 2010 and 2009.

•

Consolidated revenue of $45.4 million reported in the second quarter 2010 represents 55% growth over the second quarter 2009. On a pro forma basis, year-over-year revenue growth was 10% for the second quarter and 15% year-to-date.

•

US revenue of $29.3 million reported for the second quarter 2010 represents 11% growth over second quarter 2009 and 15% year-to-date growth. On a pro forma basis, year-over-year revenue growth was 1% for the second quarter and 9% year-to-date.

•

European revenue of $8.9 million reported in the second quarter 2010 was twenty times greater than the second quarter 2009. On a pro forma basis, year-over-year revenue growth was 75% for the second quarter and 65% year-to-date.

•

Asian revenue of $5.2 million reported in the second quarter 2010 was more than double compared to the second quarter 2009. On a pro forma basis, year-over-year revenue growth was 16% for the second quarter and 12% year-to-date.

•	Revenue outside the US, Europe and Asia (“Rest of world”) was reported at $2.0 million in the second quarter 2010.

•	Adjusted EBITDA was $3.8 million in the second quarter 2010 compared to $2.5 million in the second quarter 2009.

•

Non-GAAP net loss was $0.3 million for the second quarter 2010 compared to non-GAAP net loss of $1.8 million for the second quarter 2009. Non-GAAP EPS was $0.00 per share for second quarter 2010 compared to non-GAAP EPS of ($0.04) per share in second quarter 2009.

•	Completed follow-on equity offering with net proceeds of $43.1 million.

Second Quarter 2010 Performance Highlights

•

OsseoFix, the Company’s proprietary device for treating vertebral compression fractures and restoration of vertebral height has been used in over 1,100 patients in Europe through the second quarter 2010 representing continued acceleration in product adoption.

•

OsseoScrew, the Company’s proprietary expandable pedicle screw system, designed for use in patients that require additional fixation, was approved in the EU. We are pleased to report that over 50 patients have been treated through June 30, 2010.

•	Record US surgical procedure volumes achieved in the second quarter 2010.

•	Completed integration of Scient’x US operations.

•	Realized estimated US operating cost synergies of $2.3 million in savings over second quarter 2009 and $1.2 million over first quarter 2010.

•	Commenced integration of Scient’x international operations.

•	Held first combined international distributor sales meeting.

•	Strengthened and re-organized international sales and marketing team to improve product positioning and geographic focus.

•

Strengthened our management team by adding two new members to senior management - Vice President of Clinical, Quality Assurance and Regulatory Affairs and Vice President and General Manager, Latin America.

•	Continued R&D efforts in anticipation of market approval for the Solus ALIF device, as well as pre-clinical animal testing for our ELA stem cell program.

“While we are pleased with the long-term business prospects and fundamentals at Alphatec Spine, and our current growth rate continues to exceed that of most of our competitors and the broader spine market, our growth rate was below our expectations. Several factors contributed to this: US price pressure on our core products, which we believe to be in the mid single digits; the unpredictability of product approvals by the FDA, which makes the timing of market release of key technologies uncertain; and the complexity of integrating an international organization into our operations,” stated Dirk Kuyper, Alphatec Spine’s President and Chief Executive Officer. Mr. Kuyper continued, “We continue to be enthusiastic that with the addition of Scient’x, and as a result of the transaction, we believe that Alphatec Spine is the leading pure-play spine company that is truly global, with scale to address opportunities in the US, Asia, Europe, Middle East and Latin America. We continue to experience strong growth in the volume of surgical procedures performed in the US, and have addressed the current market challenges to ensure sustainable long-term revenue growth and a drive to profitability. We look forward to leveraging our broad-based international distribution network towards those goals.”

Second Quarter 2010 Financial Results

As previously announced, on March 26, 2010 the Company completed the acquisition of Scient’x S.A., a global medical device company based in France that designs, develops and manufactures surgical implants to treat disorders of the spine. As of March 31, 2010, the Company’s consolidated balance sheet includes the fair value of Scient’x’s acquired assets and assumed liabilities. Commencing April 1, 2010, the Company’s consolidated statement of operations and consolidated statement of cash flows include the operating results of Scient’x.

In connection with the Company’s strategy to focus on the sale of spinal implants in Japan, in April 2010, Alphatec Pacific entered into an agreement to sell one of its wholly owned subsidiaries, IMC, to a third party. As a result of this sale, the Company is reporting IMC’s operating results as discontinued operations for both periods of 2010 and 2009. For the year ended December 31, 2009, IMC’s revenue was $11.5 million and IMC’s net income was $0.3 million. For the three months ended March 31, 2010, IMC’s revenue was $3.1 million and IMC’s net income was $0.

Consolidated revenues for the second quarter 2010 were $45.4 million, an increase of $16.0 million, or 54.5%, from the $29.4 million reported for the second quarter 2009.

US revenues for the second quarter 2010 were $29.3 million, an increase of 11.1% from the $26.4 million reported for the second quarter 2009.

European revenues for the second quarter 2010 were $8.9 million, a 2,054% increase over the $0.4 million reported for the second quarter 2009.

Asia revenues for the second quarter 2010 were $5.2 million, an increase of $2.6 million, or 101.4%, from the $2.6 million reported for the second quarter 2009.

Rest of world revenues for the second quarter 2010 were $2.0 million.

Gross profit for the second quarter 2010 was $28.8 million, an increase of $8.9 million, or 44.5% over second quarter 2009 gross profit of $19.9 million. Second quarter 2010 gross margin of 63.5% was below second quarter 2009 gross margin of 67.9%; however gross margin increased sequentially 110 basis points over first quarter 2010 gross margin of 62.4%. The decrease in gross margin of 440 basis points over prior year second quarter is primarily due to geographic sales mix associated with our increased European business, which contributes lower gross margins. The US gross margin for the second quarter 2010 was 71.4%, an increase from both prior year second quarter US gross margin of 69.4% and first quarter 2010 gross margin of 69.9%, reflecting increased manufacturing efficiencies and reduced royalty burden, partially offset by US price erosion.

Total operating expenses for the second quarter 2010 were $31.9 million, an increase of $6.2 million compared to second quarter 2009 of $25.7 million, and includes $5.7 million in operating expenses associated with the addition of the Company’s newly acquired European operations. The second quarter 2010 includes $1.3 million in acquisition-related restructuring and transaction expenses. Excluding the acquisition-related restructuring and transaction expenses, total operating expense increased $4.9 million compared to second quarter 2009.

Research and development expenses for the second quarter 2010 were $4.9 million, an increase of $1.5 million compared to the second quarter 2009 R&D expenses of $3.4 million. Second quarter 2010 includes R&D expenses of $0.7 million that are related to the Company’s new European operations.

In-process research and development expenses for the second quarter 2010 were $0.1 million, a decrease of $4.4 million compared to the second quarter 2009 IPR&D expense of $4.5 million.

Sales and marketing expenses for the second quarter 2010 were $17.1 million, an increase of $4.8 million compared to the second quarter 2009 sales and marketing expenses of $12.3 million. Second quarter 2010 includes sales and marketing expenses of $2.7 million that are related to the Company’s new European operations.

General and administrative expenses for the second quarter 2010 were $8.0 million, an increase of $2.5 million, compared to the second quarter 2009 G&A expenses of $5.5 million. Second quarter 2010 includes G&A expenses of $1.3 million related to the Company’s new European operations.

Adjusted EBITDA was $3.8 million in the second quarter 2010, an increase of $1.3 million compared to adjusted EBITDA of $2.5 million reported for the second quarter 2009.

Net loss for the second quarter 2010 was $3.0 million, or ($0.04) per share (basic and diluted), compared with a net loss of $6.3 million, or ($0.13) per share (basic and diluted) for the second quarter 2009.

Non-GAAP EPS for second quarter 2010 was $0.00 per share compared to ($0.04) per share reported in the second quarter 2009. Non-GAAP net earnings or (loss) excludes in-process research and development expenses and Scient’x acquisition-related expenses.

2010 Financial Guidance Update

The Company believes that in the second quarter of 2010, US and European spine market growth slowed from their historical levels. Although we are confident that demographics will lead to continued long-term growth of the global spine market, as a result of the deceleration of the market, the Company has revised its internal growth projections for 2010 to reflect current market conditions. The revised guidance reflects an annual growth rate that the Company believes continues to outperform the spine market.

Revising full year 2010 financial guidance, the Company anticipates pro forma combined annual revenues of $188 million to $193 million, $21 million to $24 million in pro forma combined adjusted EBITDA and positive non-GAAP EPS for the full year 2010, excluding acquisition-related expenses. The Company is issuing this guidance to reflect the 2010 pro forma combined effect on a 12-month basis, as if the Scient’x acquisition closed January 1, 2010. The revised annual pro forma revenue guidance reflects annual growth of 10% to 13% over pro forma 2009 revenues of $170.8 million.

On a GAAP reporting basis, the Company expects full year 2010 consolidated revenues in the range of $177 million to $182 million, adjusted EBITDA to be in the range of $21 million to $24 million, and positive non-GAAP EPS, excluding acquisition-related expenses. The GAAP reporting basis guidance reflects the actual closing of the Scient’x acquisition at the end of March 2010 and the inclusion of Scient’x’s actual operating results, effective April 1, 2010, into the Company’s consolidated statement of operations and consolidated statement of cash flows. The GAAP reporting basis guidance also excludes IMC revenues of $3.1 million from first quarter 2010 as IMC was divested in the second quarter of 2010 and reported as discontinued operations.

As previously announced, the Scient’x transaction closed on March 26, 2010. The Company has absorbed acquisition-related expenses that had a negative impact to GAAP EPS in the first and second quarters of 2010 and expects to absorb additional acquisition-related expenses in third and fourth quarters 2010.

Conference Call

Alphatec Spine will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. To participate in the conference call, please visit the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international. A live webcast of the conference call will be available online from the investor relations section of the Alphatec Spine website at www.alphatecspine.com. The webcast will be recorded and will remain available on the investor relations section of Alphatec Spine’s website, for at least 30 days.

About Alphatec Spine

Alphatec Spine, Inc. is a wholly owned subsidiary of Alphatec Holdings, Inc. (Nasdaq:ATEC). Alphatec Spine is a medical device company that designs, develops, manufactures and markets products for the surgical treatment of spine disorders, primarily focused on the aging spine. The Company’s mission is to combine world-class customer service with innovative, surgeon-driven design that will help improve the aging patient’s quality of life. The Company is poised to achieve its goal through new solutions for patients with osteoporosis, stenosis and other aging spine deformities, improved minimally invasive products and techniques and integrated biologics solutions. In addition to its US operations, the Company also markets its products in over 50 international markets through its subsidiary, Scient’x SA, via a direct sales force in France, Italy and the United Kingdom and via independent distributors in the rest of Europe, the Middle East and Africa, South America and Latin America. In Asia and Australia, the Company markets its products through its subsidiary, Alphatec Pacific, Inc, and through Scient’x’s distributors in China, Korea and Australia.

Also visit the Aging Spine Center, www.agingspine.com, a web-based information portal for healthcare providers and patients regarding aging spine disorders and their treatment. Alphatec Spine is working with the National Osteoporosis Foundation as well as other clinical portals that provide peer-reviewed content, to populate the Aging Spine Center. The interactive website will enable patients to review pertinent information about all the key disorders that affect the aging spine in an easy-to-understand format that includes videos, graphics and questions that should be asked of caregivers. Medical information will include published abstracts regarding the aging spine.

Non-GAAP Information for non-GAAP earnings and Adjusted EBITDA

Non-GAAP earnings included in this press release is a non-GAAP (generally accepted accounting principles) financial measure that represents net income (loss) excluding the effects of in-process research and development expenses, acquisition-related expenses and litigation settlement expenses. Management does not consider these expenses when it makes certain evaluations of the operations of the Company. Non-GAAP earnings, as defined above, may not be similar to non-GAAP earnings measures used by other companies and is not a measurement under GAAP.

Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss) excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expense, and other income or expense items, such as in-process research and development expense and acquisition-related expenses. Adjusted EBITDA, as defined above, may not be similar to adjusted EBITDA measures used by other companies and is not a measurement under GAAP.

Though management finds GAAP-based earnings or loss and adjusted EBITDA useful for evaluating aspects of the Company’s business, its reliance on these measures are limited because excluded items often have a material effect on the Company’s earnings and earnings per common share calculated in accordance with GAAP. Therefore, management uses non-GAAP earnings and adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures. The Company believes that non-GAAP earnings and adjusted EBITDA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its own evaluation of continuing operating performance, and a base-line for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have these supplemental metrics since, with reconciliation to GAAP, they may provide greater insight into the Company’s financial results.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to: Alphatec Spine’s ability to accelerate new product momentum, bring to market differentiated products and commercialize its product pipeline. Alphatec Spine cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: Alphatec Spine’s ability to meet its 2010 revenue, adjusted EBITDA, and earnings projections, the ability to successfully integrate Scient’x and Alphatec, the US and global growth rate of the spine market overall and the growth rate related to aging and elderly patients, uncertainty of success in developing new products or products currently in Alphatec Spine’s pipeline, the successful global launch of the Alphatec Spine’s new products and the products in its development pipeline including OsseoFix, OsseoScrew, and Solus, failure to achieve acceptance of Alphatec Spine’s products by the surgeon community, failure to obtain FDA clearance or approval for new products, or unexpected or prolonged delays in the process, Alphatec Spine’s ability to develop and expand its business in the United States, Asia, Europe, the Middle East and Africa and Latin America continuation of favorable third party payor reimbursement for procedures performed using Alphatec Spine’s products, price erosion, unanticipated expenses or liabilities or other adverse events affecting cash flow or Alphatec Spine’s ability to successfully control its costs or achieve profitability, uncertainty of additional funding, Alphatec Spine’s ability to compete with other competing products and with emerging new technologies, product liability exposure, patent infringement claims and claims related to Alphatec Spine’s or a third party’s intellectual property. Please refer to the risks detailed from time to time in Alphatec Spine’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Alphatec Spine disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

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ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands - unaudited)

	June 30, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$38,408	$10,085
Accounts receivable, net	37,153	24,766
Inventories, net	49,913	29,515
Prepaid expenses and other current assets	5,744	3,128
Deferred income tax assets	1,398	128

Total current assets	132,616	67,622

Property and equipment, net	40,603	30,356
Goodwill	162,098	60,113
Intangibles, net	37,045	2,296
Other assets	2,330	1,501

Total assets	$374,692	$161,888

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,242	$12,781
Accrued expenses	21,464	16,439
Deferred revenue	1,299	2,135
Other current liabilities	1,179	—
Current portion of long-term debt	10,024	6,724

Total current liabilities	55,208	38,079

Total other long term liabilities	37,888	25,377
Redeemable preferred stock	23,603	23,603
Stockholders’ equity - Alphatec	257,500	74,829
Non-controlling interest	493	—

Total liabilities and stockholders’ equity	$374,692	$161,888

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues	$45,424	$29,401	$80,746	$57,255
Cost of revenues	16,222	9,451	27,970	18,283
Amortization of acquired intangible assets	369	—	369	—

Total cost of revenues	16,591	9,451	28,339	18,283

Gross profit	28,833	19,950	52,407	38,972

Operating expenses:
Research and development	4,909	3,436	8,596	6,303
In-process research and development	92	4,493	542	5,783
Sales and marketing	17,115	12,272	30,519	24,530
General and administrative	8,007	5,457	13,567	11,321
Amortization of acquired intangible assets	469	—	469	—
Transaction related expenses	493	—	3,645	—
Restructuring expenses	805	—	1,687	—

Total operating expenses	31,890	25,658	59,025	47,937

Operating loss	(3,057)	(5,708)	(6,618)	(8,965)
Interest and other income (expense), net	(309)	(738)	(1,278)	(1,878)

Loss from continuing operations before taxes	(3,366)	(6,446)	(7,896)	(10,843)
Income tax (benefit) provision	(265)	(4)	(129)	26

Loss from continuing operations	(3,101)	(6,442)	(7,767)	(10,869)
Income from discontinued operations, net of tax	122	139	78	183

Net loss	$(2,979)	$(6,303)	$(7,689)	$(10,686)

Net loss attributable to non-controlling interest	$—	$—	$—	$—

Net loss attributable to Alphatec	$(2,979)	$(6,303)	$(7,689)	$(10,686)

Net income (loss) per common share:
Basic and diluted net loss from continuing operations	$(0.04)	$(0.13)	$(0.11)	$(0.23)
Basic and diluted net income from discontinued operations	0.00	0.00	0.00	0.00

Basic and diluted net loss per share	$(0.04)	$(0.13)	$(0.11)	$(0.23)

Weighted-average shares - basic and diluted	84,675	47,157	69,500	46,832

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Operating loss, as reported	$(3,057)	$(5,708)	$(6,618)	$(8,965)
Add back:
Depreciation	3,234	2,120	5,876	3,942
Amortization of intangibles	203	777	1,123	1,556
Amortization of acquired intangibles	838	—	838	—

Total EBITDA	1,218	(2,811)	1,219	(3,467)

Add back significant items:
Stock-based compensation	772	831	1,753	1,465
In-process research and development	92	4,493	542	5,783
Acquisition-related inventory step-up	413	—	413	—
Transaction related expenses	493	—	3,645	—
Restructuring expenses	805	—	1,687	—

EBITDA, as adjusted for significant items	$3,793	$2,513	$9,259	$3,781

Net loss, as reported	$(2,979)	$(6,303)	$(7,689)	$(10,686)
Add back:
In-process research and development	92	4,493	542	5,783
Acquisition-related inventory step-up	413	—	413	—
Amortization of acquired intangibles	838	—	838	—
Transaction related expenses	493	—	3,645	—
Restructuring expenses	805	—	1,687	—

Net loss, as adjusted for significant items	$(338)	$(1,810)	$(564)	$(4,903)

Net loss per common share - basic and diluted	$(0.04)	$(0.13)	$(0.11)	$(0.23)
Add back:
In-process research and development	0.00	0.09	0.01	0.13
Acquisition-related inventory step-up	0.01	—	0.01	—
Amortization of acquired intangibles	0.01	—	0.01	—
Transaction related expenses	0.01	—	0.05	—
Restructuring expenses	0.01	—	0.02	—

Net loss per common share - basic and diluted, as adjusted for significant items	$0.00	$(0.04)	$(0.01)	$(0.10)

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except gross profit margin percentages - unaudited)

	Three Months Ended June 30,		% Change	Impact from Foreign Currency
	2010	2009
Revenues by geographic segment
U.S.	$29,317	$26,378	11.1%	0.0%
Europe	8,874	412	2054.0%	-11.2%
Asia	5,258	2,611	101.4%	3.9%
Rest of world	1,975	—	100.0%	-11.7%

Total revenues	$45,424	$29,401	54.5%	-2.5%

Gross profit by geographic segment
U.S.	$20,933	$18,300
Europe	3,738	161
Asia	3,003	1,489
Rest of world	1,159	—

Total gross profit	$28,833	$19,950

Gross profit margin by geographic segment
U.S.	71.4%	69.4%
Europe	42.1%	39.1%
Asia	57.1%	57.0%
Rest of world	58.7%	0.0%

Total gross profit margin	63.5%	67.9%

	Six Months Ended June 30,		% Change	Impact from Foreign Currency
	2010	2009
Revenues by geographic segment
U.S.	$57,753	$50,191	15.1%	0.0%
Europe	12,773	1,379	826.3%	-3.3%
Asia	8,245	5,685	45.0%	4.0%
Rest of world	1,975	—	100.0%	-5.8%

Total revenues	$80,746	$57,255	41.0%	-0.3%

Gross profit by geographic segment
U.S.	$40,799	$35,163
Europe	5,686	553
Asia	4,763	3,256
Rest of world	1,159	—

Total gross profit	$52,407	$38,972

Gross profit margin by geographic segment
U.S.	70.6%	70.1%
Europe	44.5%	40.1%
Asia	57.8%	57.3%
Rest of world	58.7%	0.0%

Total gross profit margin	64.9%	68.1%

Footnotes:

1)	IMC operating results have been removed from Asia revenues and gross profit for 2010 and 2009 periods presented.
2)	The impact from foreign currency represents the percentage change in 2010 revenues due to the change in foreign exchange rates for the periods presented.

ALPHATEC HOLDINGS, INC.

PRO FORMA REVENUES BY GEOGRAPHIC SEGMENT

(in thousands - unaudited)

	Three Months Ended June 30,		% Change
	2010	2009	Reported	Constant Currency
Pro Forma Revenues by geographic segment
U.S.	$29,317	$28,955	1.3%	1.3%
Europe	8,874	5,073	74.9%	97.0%
Asia	5,258	4,537	15.9%	11.5%
Rest of world	1,975	2,860	-30.9%	-21.8%

Total revenues	$45,424	$41,425	9.7%	12.5%

	Six Months Ended		% Change
	2010	2009	Reported	Constant Currency
Pro Forma Revenues by geographic segment
U.S.	$60,728	$55,573	9.3%	9.3%
Europe	17,632	10,711	64.6%	68.7%
Asia	9,902	8,811	12.4%	8.8%
Rest of world	3,819	5,170	-26.1%	-23.8%

Total revenues	$92,081	$80,265	14.7%	15.0%

Footnotes:

1)	IMC operating results have been removed from Asia pro forma revenues for 2010 and 2009 periods presented.
2)	Pro Forma revenues for all perods presented include the results of Scient’x as if the Scient’x acquisiiton had occurred on January 1, 2009.
3)	% Change - Constant Currency represents the change in 2010 pro forma revenue had the 2010 foreign exchange rates remained constant with 2009 foreign exchange rates.